UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934
Date of Report (Date of Earliest Event Reported): May 11, 2016

Diamond Resorts International, Inc.
(Exact name of registrant as specified in its charter)

Delaware	001-35967	46-1750895
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

10600 West Charleston Boulevard, Las Vegas, Nevada		89135
(Address of principal executive offices)		(Zip Code)
Registrant’s telephone number, including area code: 702-684-8000
Not Applicable
Former name or former address, if changed since last report

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

 Item 1.01. Entry into a Material Definitive Agreement

On May 11, 2016, Diamond Resorts International, Inc. and certain of its affiliates (collectively, the “Company”) and Capital One, National Association (“Capital One Bank”) entered into a loan facility allowing the Company to make up to $100 million in aggregate borrowings, secured by certain of the Company’s vacation interest loans receivable (the “Facility”). Borrowings shall bear interest at 30-day LIBOR plus 2.25% and there is a fee of 0.75% payable monthly on the unused portion of the Facility. The advance rate on the loans receivable is limited to 85% of the aggregate outstanding balances of the eligible loans receivable. The Facility has a stated maturity of May 11, 2020, inclusive of (i) a 30 month loan advance period and (ii) an 18 month amortization period. The Facility also provides for a $10 million sub-limit for Canadian-dollar denominated loans receivable. The Facility is non-recourse and contains financial covenants consistent with the Company’s other existing financings and customary default provisions.

The description of the Facility set forth above in this Item 1.01 does not purport to be complete and is qualified in its entirety by reference to the full text of (1) the Loan Agreement, and (2) the Collateral and Servicing Agreement, in each case entered into as of May 11, 2016, by the Company, Capital One Bank and the other parties thereto, which agreements are attached as Exhibits 10.1 and 10.2, respectively, to this Form 8-K and are incorporated herein by reference

Item 2.03. Creation of a Direct Financial Obligation or an Obligation under an Off-Balance Sheet Arrangement of a Registrant.

The information in Item 1.01 above is incorporated by reference herein.

Item 7.01 Regulation FD Disclosure.

On May 12, 2016, the Company issued a press release announcing its entry into the Facility. A copy of the press release is furnished as Exhibit 99.1 to this report and is incorporated herein by reference.

The information furnished pursuant to this Item 7.01, including Exhibit 99.1, shall not be deemed “filed” for purposes of Section 18 of the Securities Exchange Act of 1934, as amended (the “Exchange Act”), or otherwise subject to the liabilities under that Section and shall not be deemed to be incorporated by reference into any filing under the Securities Act of 1933, as amended, or the Exchange Act, except as shall be expressly set forth by specific reference in such a filing.

Item 9.01. Financial Statements and Exhibits.
(d) Exhibits

Exhibit No.	Description

10.1
Loan Agreement, dated as of May 11, 2016, by and among Diamond Resorts / CO Borrower 2016, LLC, Diamond Resorts/CO Seller 2016, LLC, Diamond Resorts Corporation, Diamond Resorts Holdings, LLC, Diamond Resorts International, Inc., Capital One, National Association and the lenders from time to time party thereto.

10.2
Collateral and Servicing Agreement, dated as of May 11, 2016, by and among Diamond Resorts / CO Borrower 2016, LLC, Diamond Resorts Financial Services, Inc., Wells Fargo Bank, National Association and Capital One, National Association.

99.1	Press release of Diamond Resorts International, Inc., dated May 12, 2016 (furnished herewith).

SIGNATURES
Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Diamond Resorts International, Inc.

May 17, 2016	By:	/s/ Jared T. Finkelstein
	Name:	Jared T. Finkelstein
	Title:	Senior Vice President-General Counsel and Secretary